FOR IMMEDIATE RELEASE	March 11, 2013
Contact: Susan Jordan
732-577-9997

UMH PROPERTIES, INC. REPORTS YEAR END EARNINGS

FREEHOLD, NJ, March 11, 2013........ UMH Properties, Inc. (NYSE:UMH) reported Core Funds from Operations attributable to common shareholders (Core FFO) of $10,010,000 or $0.62 per diluted share for the year ended December 31, 2012, as compared to $9,218,000 or $0.63 per diluted share for the year ended December 31, 2011.    Funds from operations attributable to common shareholders (FFO) as defined by the National Association of Real Estate Investment Trusts (NAREIT) was $9,148,000 or $0.56 per diluted share for the year ended December 31, 2012 as compared to $7,973,000 or $0.55 per diluted share for the year ended December 31, 2011.  FFO, as defined by NAREIT, for the current year included $862,000 of acquisition related costs, which are not included in Core FFO.

A summary of significant financial information for the year ended December 31, 2012 and 2011, and for the quarters ended December 31, 2012 and 2011 is as follows:

         For the Year Ended

   December 31,

	2012	2011

Total Income	$46,828,000	$39,313,000
Total Expenses	$44,215,000	$36,798,000
Gain on Securities Transactions, net	$4,093,000	$2,693,000
Net Income Attributable to Common Shareholders	$1,749,000	$2,040,000
Net Income Attributable to Common Shareholders per Share	$0.11	$0.14
Core FFO (1)	$10,010,000	$9,218,000
Core FFO per Common Share (1)	$0.62	$0.63
Weighted Average Diluted Shares Outstanding	16,260,000	14,562,000

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For the Three Months Ended

December 31,

	2012	2011

Total Income	$12,606,000	$11,026,000
Total Expenses	$11,761,000	$10,857,000
Gain on Securities Transactions, net	$597,000	$665,000
Net Loss Attributable to Common Shareholders	$(559,000)	$(147,000)
Net Loss Attributable to Common Shareholders per Share	$(0.03)	$(0.01)
Core FFO (1)	$1,695,000	$2,527,000
Core FFO per Common Share (1)	$0.10	$0.17
Weighted Average Diluted Shares Outstanding	16,938,000	15,079,000

 (1)  Non-GAAP Information:  Funds from Operations Attributable to Common Shareholders (FFO) is defined by NAREIT as net income attributable to common shareholders excluding gains (or losses) from sales of depreciable assets, plus depreciation.  FFO per share is defined as FFO divided by the weighted average shares outstanding.  FFO and FFO per share should be considered as supplemental measures of operating performance used by real estate investment trust (REITs).  FFO and FFO per share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis.  The items excluded from FFO and FFO per share are significant components in understanding and assessing the Company’s financial performance.  FFO and FFO per share (1) do not represent cash flow from operations as defined by generally accepted accounting principles; (2) should not be considered as alternatives to net income or net income per share as measures of operating performance or to cash flows from operating, investing and financing activities; and (3) are not alternatives to cash flow as a measure of liquidity.  FFO and FFO per share, as calculated by the Company, may not be comparable to similarly entitled measures reported by other REITs.  Core FFO is defined as FFO plus acquisition costs and Loss Relating to the Flood.

The Company’s FFO and Core FFO for the three and twelve months ended December 31, 2012 and 2011 is calculated as follows:

	Three Months		Twelve Months
	12/31/12	12/31/11	12/31/12	12/31/11

Net Income Attributable to Common
Shareholders	$(559,000)	$(147,000)	$1,749,000	$2,040,000
Depreciation Expense	2,125,000	1,591,000	7,357,000	5,962,000
(Gain) Loss on Sales of Depreciable Assets	20,000	-0-	42,000	(29,000)
FFO Attributable to Common
Shareholders	1,586,000	1,444,000	9,148,000	7,973,000
Acquisition Costs	109,000	99,000	862,000	260,000
Loss Relating to the Flood	-0-	985,000	-0-	985,000
Core FFO	$1,695,000	$2,528,000	$10,010,000	$9,218,000

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The following are the cash flows provided (used) by operating, investing and financing activities for the twelve months ended December 31, 2012 and 2011:

	2012	2011

Operating Activities	$9,088,000	$8,411,000
Investing Activities	(69,760,000)	(39,765,000)
Financing Activities	62,910,000	34,491,000

A summary of significant balance sheet information as of December 31, 2012 and 2011 is as follows:

	December 31, 2012	December 31, 2011

Total Assets	$300,281,000	$223,945,000
Securities Available for Sale	57,325,000	43,298,000
Mortgages Payable	108,871,000	90,282,000
Loans Payable	10,442,000	23,950,000
Total Shareholders’ Equity	174,985,000	105,877,000

Samuel A. Landy, President, commented on the 2012 results, “We have grown our portfolio by 20% this year and have funded these acquisitions by opportunistically accessing the capital markets as well as from redeploying the substantial gains we have realized on our securities investments. During 2012, the Company accomplished among the following:

•

Acquired 17 Communities containing a total of 1,700 developed home sites for $47.6 million

•

Raised approximately $75 million in common and preferred equity capital

•

Realized $4.1 million in gains from our investments in REIT securities

•

Increased occupancy from 77% to 80%

Mr. Landy stated, “UMH is pleased with its accomplishments during the year.  Following the 11% growth in the size of our portfolio achieved in 2011, we have added another 17 communities containing 1,700 developed home sites this year for $47.6 million. This represents a 20% increase in the size of our portfolio. Over the past three years we have acquired approximately $103 million in very well located communities. Subsequent to yearend, in March 2013, we acquired 10 communities for a total purchase price of $67.5 million.  This acquisition totaled approximately 1,900 developed home sites and increased our portfolio by an additional 18%.  The Company is very well positioned to continue to execute its growth strategy and anticipates additional acquisitions in 2013.”

“In 2012, we raised approximately $75 million in common and preferred equity. This includes $57 million in preferred equity. We ended the year with net debt to total market cap at 28% and with $11 million in cash and cash equivalents.”

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“Over the past three years, we have been very successful in harnessing gains on our securities investment and redeploying that capital into our community acquisitions. Our securities portfolio generated $4.1 million in realized gains in 2012 and an additional $6.6 million in unrealized gains at yearend.”

“Our portfolio occupancy increased 300 basis points year over year, from 77% at December 31, 2011 to 80% at December 31, 2012.  We have seen an increase in sales during 2012.  We have also seen an increase in demand for rental units and are meeting this demand.  Conventional homeownership rates have continued to fall and we believe our sector is well situated to benefit from increased demand. Additionally, because UMH has a substantial presence throughout the Marcellus and Utica Shale regions, we feel that there is significant long-term potential for our portfolio.”

UMH, a publicly-owned REIT, owns and operates sixty-seven manufactured home communities containing approximately 12,500 developed home sites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

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